Exhibit 10.2
UNCONDITIONAL GUARANTY OF
RENT-A-CENTER, INC.
     THIS UNCONDITIONAL GUARANTY (this “Guaranty”) dated as of August 2, 2010, is made by Rent-A-Center, Inc., a Delaware corporation (together with such Person’s permitted successors and permitted assigns, “Guarantor”), in favor of Citibank, N.A., a national banking association (“Lender”).
     WHEREAS, ColorTyme Finance, Inc., a wholly-owned subsidiary of Guarantor, and Lender have entered into that certain Franchisee Financing Agreement dated of even date herewith (the “Agreement”), and as an inducement to Lender to enter into the Agreement and to make the Loans the Borrowers as provided for therein, Guarantor has agreed to guarantee the payment and satisfaction of the Obligations (as defined in the Agreement) of the Borrowers and to execute and deliver this Guaranty; and
     WHEREAS, Guarantor will directly or indirectly benefit from the use of the Loan proceeds by the Borrowers for the purposes for which the credit is being extended pursuant to the Agreement;
     NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Guarantor guarantees to Lender the prompt and full payment and performance of the Obligations upon the following terms and conditions:
     1. Definitions. Terms used herein which are defined in the Agreement have the meanings provided therefor in the Agreement unless the context hereof otherwise requires or provides.
     2. Guaranty. In consideration of loans, advances or other credit heretofore or hereafter granted by Lender to the Borrowers, and to enable such loans, advances or other credit to be maintained or obtained by the Borrowers, Guarantor unconditionally, absolutely and irrevocably guarantees to Lender the due and punctual payment at maturity, whether by acceleration or otherwise, and the due fulfillment and performance of the Obligations. Guarantor is liable for the full payment and performance of the Obligations as a primary obligor.
     3. Payment. If any of the Obligations is not punctually paid when such indebtedness becomes due and payable, either by its terms or as a result of the exercise of any power to accelerate, Guarantor shall, except as otherwise provided in, and subject to, the Agreement, immediately on demand and without presentment, protest, notice of protest, notice of nonpayment, notice of intent to accelerate, notice of acceleration or any other notice whatsoever (all of which are expressly waived in accordance with Section 4 hereof), pay the amount due and payable thereon to Lender, at its office specified in Section 15. It is not necessary for Lender, in order to enforce such payment by Guarantor, first to institute suit or exhaust its remedies against any Borrower or others liable on the indebtedness, or to enforce its rights against any security given to secure such indebtedness; provided, however, if a Collateral LC has been issued to Lender pursuant to the provisions of Section 3.4 of the Agreement, then Lender shall first attempt to draw on such Collateral LC to repay the Obligations prior to enforcement of this Guaranty. Lender is not required to mitigate damages or take any other action to reduce, collect or enforce the Obligations. No setoff, counterclaim, reduction or diminution of any obligation, or any defense of any kind which Guarantor has or may have against any Borrower or Lender shall be available hereunder to Guarantor. No payment by Guarantor shall discharge the liability of Guarantor hereunder until the Obligations have been fully satisfied. If Lender must rescind or restore any payment, or any part thereof, received by Lender on any part of the Obligations, any prior release or discharge from the terms of this Guaranty given Guarantor by Lender or any reduction of Guarantor’s liability hereunder shall be without effect, and this Guaranty shall remain in full force and effect.
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     4. Agreements and Waivers. Guarantor
          (a) agrees to all terms and agreements heretofore or hereafter made by the Borrowers with Lender;
          (b) agrees that Lender may without impairing its rights or the obligations of Guarantor hereunder (i) waive or delay the exercise of any of its rights or remedies against or release any Borrower or any other person or entity, including, without limitation, any other party who is personally or whose property is liable with respect to the Obligations or any part thereof (Guarantor and any such other person or persons are hereafter collectively called the “Sureties” and individually called a “Surety”); (ii) take or accept any other security, collateral or guaranty, or other assurance of the payment of all or any part of the Obligations; (iii) release, surrender, exchange, subordinate or permit or suffer to exist any deterioration, waste, loss or impairment (including without limitation negligent, willful, unreasonable or unjustified impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Obligations or the liability of Guarantor or any other Surety; (iv) increase, renew, extend, or modify the terms of any of the Obligations or any instrument or agreement evidencing the same; (v) apply payments by any Borrower, any Surety, or any other person or entity, to any of the Obligations; (vi) bring suit against any one or more Sureties without joining any other Surety or any Borrower in such proceeding; (vii) compromise or settle with any one or more Sureties in whole or in part for such consideration or no consideration as Lender may deem appropriate, or (viii) partially or fully release one or more of Guarantor or any other Surety from liability hereunder.
          (c) agrees that the obligations of Guarantor under this Guaranty shall not be released, diminished, or adversely affected by any of the following: (i) the insolvency, bankruptcy, rearrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of any Borrower or any Surety; (ii) the invalidity, illegality or unenforceability of all or any part of the Obligations or any document or agreement executed in connection with the Obligations, for any reason, or the fact that any debt included in the Obligations exceeds the amount permitted by law; (iii) the failure of Lender or any other party to exercise diligence or reasonable care or to act in a commercially reasonable manner in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security; except when such failure results from Lender’s gross negligence or willful misconduct; (iv) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Obligations is not properly perfected or created, or proves to be unenforceable or subordinate to any other security interest or lien; (v) the fact that any Borrower has any defense to the payment of all or any part of the Obligations; (vi) any payment by any Borrower or any Surety to Lender is a preference under applicable bankruptcy laws, or for any reason Lender is required to refund such payment or pay such amounts to any Borrower, any such Surety, or someone else; (vii) any defenses which any Borrower could assert on the Obligations, including but not limited to failure of consideration, breach of warranty, fraud, payment, accord and satisfaction, strict foreclosure, statute of frauds, bankruptcy, infancy, statute of limitations, lender liability and usury; or (viii) any other action taken or omitted to be taken with respect to the Agreement, the Loan Documents, the Obligations, the security and collateral therefor whether or not such action or omission prejudices Guarantor or any Surety, or increases the likelihood that Guarantor will be required to pay the Obligations pursuant to the terms hereof;
          (d) agrees that Guarantor is obligated to pay the Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not particularly described herein, except for the full and final payment and satisfaction of the Obligations;
          (e) to the extent allowed by applicable law, waives all rights and remedies now or hereafter accorded by applicable law to guarantors or sureties, including without limitation any defense, right of offset
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or other claim which Guarantor may have against any Borrower or which any Borrower may have against Lender;
          (f) waives all notices whatsoever with respect to this Guaranty or with respect to the Obligations, including, but without limitation, notice of (i) Lender’s acceptance hereof or its intention to act, or its action, in reliance hereon; (ii) the present existence, future incurring, or any amendment of the provisions of any of the Obligations or any terms or amounts thereof or any change therein in the rate of interest thereon; (iii) any default by any Borrower or any Surety; (iv) the obtaining, enforcing, or releasing of any guaranty or surety agreement (in addition hereto), pledge, assignment, or other security for any of the Obligations;
          (g) waives notice of presentment for payment, notice of protest, protest, demand, notice of intent to accelerate, notice of acceleration and notice of nonpayment, protest in relation to any instrument evidencing any of the Obligations, and any demands and notices required by law, except as such waiver may be expressly prohibited by law, and diligence in bringing suits against any Surety; and
          (h) waives each right to which any of them may be entitled by virtue of the laws of the State of Texas governing or relating to suretyship and guaranties, including, without limitation, any rights under Rule 31, Texas Rules of Civil Procedure, Chapter 51 of the Texas Property Code, Section 17.001 of the Texas Civil Practice and Remedies Code, Section 3.605 of the Uniform Commercial Code, and Chapter 43 of the Texas Civil Practice and Remedies Code, as any or all of the same may be amended or construed from time to time, or the common law of the State of Texas at all relevant times.
     5. Liability. The liability of Guarantor under this Guaranty is irrevocable, absolute and unconditional, without regard to the liability of any other person, and shall not in any manner be affected by reason of any action taken or not taken by Lender, which action or inaction is herein consented and agreed to, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment or other security for any of the Obligations. No delay in making demand on Sureties or any of them for satisfaction of the liability hereunder shall prejudice Lender’s right to enforce such satisfaction. All of Lender’s rights and remedies shall be cumulative and any failure of Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter. This is a continuing guaranty of payment, not a guaranty of collection, and this Guaranty shall be binding upon Guarantor regardless of how long before or after the date hereof any of the Obligations were or are incurred.
     6. Subordination. If any Borrower is now or hereafter becomes indebted to Guarantor (such indebtedness and all interest thereon is referred to as the “Affiliated Debt”), such Affiliated Debt shall be subordinate in all respects to such Borrower’s full payment and performance of the Obligations, and Guarantor shall not be entitled to enforce or receive payment thereof until all of the Obligations of such Borrower to Lender have been paid; provided however, that Guarantor may receive and Borrower may pay or prepay any such Affiliated Debt if, at the time of making such payment or prepayment and immediately after giving effect thereto, no Event of Default has occurred and is continuing; and provided further that Borrower may at any time pay or prepay fees relating to product servicing and similar fees.
     7. Subrogation. Guarantor does not waive or release any rights of subrogation, reimbursement or contribution which Guarantor may have, after full and final payment of the Obligations, against others liable on the Obligations. Guarantor’s rights of subrogation and reimbursement are subordinate in all respects to the rights and claims of Lender, and Guarantor may not exercise any rights it may acquire by way of subrogation under this Guaranty, by payment made hereunder or otherwise, until all of the Obligations have been fully and finally paid. If any amount is paid to Guarantor on account of
UNCONDITIONAL GUARANTY

such subrogation rights when the Obligations have not been paid in full, such amount shall be held in trust for the benefit of Lender to be credited and applied on the Obligations, whether matured or unmatured.
     8. Other Indebtedness or Obligations of Guarantor. If Guarantor is or becomes liable for any indebtedness owed by any Borrower to Lender by endorsement or otherwise than under this Guaranty, such liability shall not be affected by this Guaranty, and the rights of Lender hereunder shall be cumulative of all other rights that Lender may have against Guarantor. The exercise by Lender of any right or remedy hereunder or under any other instrument or at law or in equity shall not preclude the concurrent or subsequent exercise of any other instrument or remedy at law or in equity and shall not preclude the concurrent or subsequent exercise of any other right or remedy. Further, without limiting the generality of the foregoing, this Guaranty is given by Guarantor as an additional guaranty to all guaranties heretofore or hereafter executed and delivered to Lender by Guarantor in favor of Lender relating to the indebtedness of any Borrower to Lender, and nothing herein shall be deemed to replace or be in lieu of any other of such previous or subsequent guarantees.
     9. Representations. Guarantor represents as follows:
          (a) Guarantor has received, or will receive, direct or indirect benefit from the making of this Guaranty and the Obligations;
          (b) Guarantor is not relying on the financial condition of the Borrowers, the collateral intended to be created as security for the payment of the Obligations, or the agreement of any other party to become a Surety as an inducement to enter into this Guaranty;
          (c) neither Lender, any Surety, nor any other party has made any representation, warranty or statement to Guarantor in order to induce Guarantor to execute this Guaranty;
          (d) as of the date hereof, and after giving effect to this Guaranty and the contingent obligation evidenced hereby, Guarantor is, and will be solvent, and has and will have assets which, fairly valued, exceed its obligations, liabilities and debts, and has and will have property and assets sufficient to satisfy and repay its obligations and liabilities;
          (e) neither execution and delivery of this Guaranty nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof, will contravene any provision of applicable law, statute, rule or regulation or any judgment, decree, franchise, order or permit applicable to Guarantor or will conflict or be inconsistent with, or will result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien, security interest, charge or encumbrance upon any of the property or assets of Guarantor pursuant to the terms of any material indenture, mortgage, deed of trust, agreement or other instrument to which Guarantor is a party or by which Guarantor may be bound;
          (f) Guarantor is a corporation, duly organized, validly existing and in good standing under the laws of Delaware and has the power and authority to own its property and to carry on its business in Texas and in each other jurisdiction in which Guarantor does business and in which the failure to be so qualified would (when considered alone or when aggregated with the effect of failure to qualify in all other jurisdictions) have a Material Adverse Effect;
          (g) There is no proceeding involving Guarantor pending or, to the knowledge of Guarantor, threatened before any court or Governmental Authority, agency or arbitration authority, except (a) as disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement or (b) that
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either individually or in the aggregate could not be reasonably expected to have a Material Adverse Effect; and
          (h) All taxes and assessments due and payable by Guarantor have been paid or are being Contested in Good Faith, except for taxes, the failure of which to pay, will not have a Material Adverse Effect.
     10. Covenant of Guarantor. Until all Obligations of the Borrowers are paid in full and so long as this Guaranty is in effect, unless compliance has been waived in writing by Lender, Guarantor agrees to comply with Section 3.4 of the Agreement.
     11. Right of Offset. Guarantor hereby grants to Lender and to each entity which owns an interest in the Obligations (a “Participant”) a right of offset at any time or from time to time, without notice to Guarantor or any other person, any such notice being hereby waived, upon any and all monies, securities or other property of Guarantor and the proceeds therefrom, now or hereafter held or received by or in transit to Lender or any such Participant, for the account of Guarantor, whether for safekeeping, custody, pledge, transmission, collection or otherwise, and also upon any and all deposits (general or special, time or demand, provisional or final, other than payroll accounts) and any other indebtedness at any time held or owing by Lender or any such Participant to or for the credit of the account of Guarantor, and any and all claims of Guarantor against Lender or any such Participant at any time existing, regardless of whether Lender or any such Participant has made any demand hereunder and although the Obligations, liabilities or claims, or any of them, shall be contingent or unmatured; provided, however, if a Collateral LC has been issued to Lender pursuant to the provisions of Section 3.4 of the Agreement, then Lender shall first attempt to draw on such Collateral LC to repay the Obligations prior to exercise of its right of offset hereunder.
     12. Costs and Expenses. Guarantor agrees to pay to Lender, upon demand, all losses and reasonable costs and expenses, including attorneys’ fees, that may be incurred by Lender in attempting to cause the Obligations to be satisfied or in attempting to cause satisfaction of Guarantor’s liability under this Guaranty.
     13. Exercising Rights, Etc. No notice to or demand upon Guarantor in any case shall, of itself, entitle Guarantor to any other or further notice or demand in similar or other circumstances. No delay or omission by Lender in exercising any power or right hereunder shall impair such right or power or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such power preclude other or further exercise thereof, or the exercise of any other right or power hereunder.
     14. Governing Law and Venue. This Guaranty shall be governed by the substantive laws of the State of Texas, without regard to principles of conflicts of laws, and shall be performable in Dallas County, Texas.
     15. Notices. Any notice required or permitted by this Guaranty shall be in writing and shall be valid, sufficient, and commercially reasonable if deposited in the mail, certified mail, postage prepaid, return receipt requested, or if delivered by telephonic facsimile, overnight courier, or personal delivery addressed to the parties as set forth as follows, unless such address is changed by written notice hereunder:
UNCONDITIONAL GUARANTY

          (a) If to Lender:
Citibank, N.A.
8401 N. Central Expressway
Suite 500
Dallas, Texas 75225
Facsimile: (972) 419-3589
          (b) If to Guarantor:
Rent-A-Center, Inc.
5501 Headquarters Drive
Plano, Texas 75024
Facsimile: (972) 403-4923
Notices shall be effective as follows: (i) if given by mail, on the earlier of (a) five (5) days following deposit in a post office or other official depository under the care and custody of the United States Postal Service or (b) actual receipt as shown on the return receipt; (ii) if given by telephone facsimile, on the day of transmission if made within normal business hours of the recipient and otherwise on the following business day; or (iii) if by personal delivery or overnight courier, on the day of delivery to the appropriate address set forth above; or (iv) if delivery is refused by the addressee, on the day of the first presentation thereof to the addressee. Any delivery receipt or affidavit of messenger shall be presumptive evidence of delivery to the addressee or refusal by the addressee to accept delivery, as the case may be. Any address for notice may be changed by written notice to the other party.
     16. Benefit; Binding Effect. This Guaranty shall inure to the benefit of Lender, any Participant, and their respective successors and assigns, and to any interest in any of the Obligations, and shall be binding upon Guarantor and its successors, assigns, heirs, executors, administrators and personal representatives (provided, however, that Guarantor may not, without the prior written consent of Lender in each instance, assign or delegate any of its rights, powers, duties or obligations hereunder, and any attempted assignment or delegation made without Lender’s prior written consent shall be void ab initio and of no force or effect).
     17. Entirety and Amendments. This Guaranty embodies the entire agreement between the parties and supersedes all prior agreements, conditions, and understandings, if any, relating to the subject matter hereof and thereof, and this Guaranty may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced.
     18. Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR THE ACTIONS OF LENDER IN NEGOTIATION, ADMINISTRATION OR ENFORCEMENT HEREOF OR THEREOF.
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UNCONDITIONAL GUARANTY

     IN WITNESS WHEREOF, Guarantor, intending to be legally bound hereby, has executed this Guaranty as of the date and year first above written.

RENT-A-CENTER, INC.
By:	/s/ Mitchell E. Fadel
Mitchell E. Fadel, President & COO

UNCONDITIONAL GUARANTY